CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AB International Group Corp. (the “Company”) on Form 10-K for the year ended August 31, 2022 filed with the Securities and Exchange Commission (the “Report”), I, Chiyuan Deng, Chief Executive Officer, and I, Jianli Deng, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Chiyuan Deng
Name:	Chiyuan Deng
Title:	Chief Executive Officer, Principal Executive Officer and Director
Date:	December 8, 2022

By:	/s/ Jianli Deng
Name:	Jianli Deng
Title:	Chief Financial Officer and Chief Accounting Officer
Date:	December 8, 2022

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.